Exhibit 99.1

Super Micro Computer Inc. Provides Preliminary Second Quarter Fiscal 2016 Financial Results and Schedules Conference Call and Webcast

San Jose, Calif.--(BUSINESS WIRE)-January 12, 2016 - Super Micro Computer, Inc. (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today provided preliminary information regarding its financial results for the second fiscal quarter ended December 31, 2015.

The Company also announced that it will release second quarter fiscal 2016 financial results on Thursday, January 28, 2016, immediately after the close of regular trading, followed by a teleconference beginning at 2:00 p.m. (Pacific Time).

The Company now anticipates that it will report net sales for its second quarter of fiscal 2016 in the range of $637 million to $639 million. This compares to the Company’s previous guidance range of $580 million to $630 million.

The Company also anticipates that its non-GAAP earnings diluted per share will be in a range of $0.69 to $0.72. This compares to the company’s previous guidance of $0.54 to $0.64. Non-GAAP earnings per diluted share excludes stock-based compensation expense and the related tax effect of the applicable items.

The Company ended the second quarter of fiscal 2016 with approximately $173.0 million in cash and cash equivalents, and short and long term investments compared to $98.1 million at the end of fourth quarter of fiscal 2015.

The Company will provide more details on the second quarter financial performance at the time of our earnings call later this month.

The Company also announced that it will participate in the Needham 18th Annual Growth Conference in New York on January 12 and 13, 2016.

Conference Call/Webcast Information for January 28, 2016

Supermicro will hold a teleconference to announce its second quarter fiscal 2016 financial results on Thursday, January 28, 2016, beginning at 2:00 p.m. (Pacific Time). Those wishing to participate in the conference call should call 1-888-471-4398 (International callers dial 1-719-325-2429) a few minutes prior to the call’s start to register. The conference ID is 3488698. A replay of the call will be available through 11:59 p.m. (Eastern Time) on Thursday, February 11, 2016, by dialing 1-877-870-5176 (International callers dial 1-858-384-5517) and entering replay PIN 3488698.

Those wishing to access the live or archived webcast via the Internet should go to the Investor Relations tab of the Supermicro website at www.Supermicro.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include the company’s anticipated revenue and non-GAAP earnings per share. The Company’s actual results could differ materially from the preliminary information as a result of additional information discovered prior to the Company’s earnings release.

About Super Micro Computer, Inc.

Supermicro®, a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block

Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, TwinPro, FatTwin™, Ultra Series, MicroCloud, MicroBlade, SuperBlade®, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO.

Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.

Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).

Supermicro, FatTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

SMCI-F

Investor Relations Contact
Super Micro Computer, Inc.
Perry G. Hayes, 408-895-6570
SVP, Investor Relations
PerryH@Supermicro.com